EXHIBIT 5.01

May 15, 2024

Board of Directors

Southern California Bancorp

12265 El Camino Real, Suite 210

San Diego, California 92130

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Southern California Bancorp (the “Company”) with the Securities & Exchange Commission in connection with the registration under the Securities Act of 1933 of shares of the Company’s common stock (the “Common Stock”), issuable pursuant to the merger of California BanCorp with and into Company (the “Transaction”).

In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

Our opinion below assumes that the appropriate action will be taken, prior to the offer and sale of the Common Stock, to register and qualify the Common Stock for sale under all applicable state securities or “blue sky” laws.

Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that the shares of Common Stock subject to the Registration Statement are issued pursuant to and in accordance with the terms of the Transaction, upon which assumptions the following opinions are expressly conditioned, it is our opinion that the shares of Common Stock that are the subject of the Registration Statement will, when issued and sold in accordance with the terms of the Transaction, be validly issued, fully paid and non-assessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in any prospectus delivered pursuant to the Transaction.

Respectfully submitted,

/s/ Stuart | Moore | Staub
STUART | MOORE | STAUB

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